SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2002

PACIFIC AEROSPACE & ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-26088	91-1744587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Olds Station Road, Third Floor, Wenatchee, WA	98801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(509) 667-9600

Item 5. Other Events

On March 26, 2002, the Company issued a press release relating to (i) the completion of the exchange transaction whereby 100% of the holders of the Company’s 11 1/4% senior subordinated notes (the “Old Notes”) exchanged their Old Notes for common stock, preferred stock and new 10% senior subordinated pay-in-kind notes of the Company and (ii) the entering by the Company into a new five-year senior secured loan in the principal amount of $36.0 million which provided proceeds to the Company of $22.0 million. The press release is attached to this current report as Exhibit 99.1 and incorporated by reference in this current report.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

The following are filed as exhibits to this current report:

99.1	Press Release, dated March 26, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC AEROSPACE & ELECTRONICS, INC.

By:	/s/ Donald A. Wright

Donald A. Wright President & Chief Executive Officer

Dated: March 26, 2002

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated March 26, 2002.